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                                                                   EXHIBIT 10.2

                          KENNEDY SEVERANCE AGREEMENT
FMC GOLD COMPANY

200 East Randolph Drive
Chicago, Illinois 60601
312-861-6000

                                                                           LOGO

                    EXECUTIVE INCENTIVE AND SEVERANCE PLAN

  The following Plan is for Brian J. Kennedy, President and Chief Operating Officer of FMC Gold Company. This Plan is implemented in connection with the sale or Change-In-Control of FMC Gold Company. The terms and conditions follow:

  FMC Gold Company (the "Company") considers the continuation of its key management group to be essential to protecting and enhancing the best interests of the Company and its stockholders. The Company recognizes the uncertainty and questions which inevitably arise when a sale of the Company is contemplated and which could result in the departure or distraction of management personnel to the detriment of the Company and its stockholders. Accordingly, the Company has determined that appropriate steps should be taken to encourage the continued attention and dedication of members of the Company's management to their assigned duties without distraction during negotiations leading to a sale of the Company.

  To encourage you to remain in the employ of the Company, this Plan sets forth certain benefits, including severance, which the Company agrees will be provided to you under the circumstances described below. Terms and phrases capitalized and used as defined terms and phrases shall have the meaning set forth in paragraph 5 of this Plan.

  1. INCENTIVE PAYMENTS. As an incentive to encourage you to remain with the Company, the Company will make the following incentive payments to you provided that, as to each such payment, you have continued as an employee of the Company to and including the close of business on the date(s) listed below. Payment will be made within fifteen business days thereafter.

                                                                     AMOUNT OF
           DATE                                                     PAYMENT DUE
           ----                                                     -----------
      December 31, 1995............................................   $50,000
      March 31, 1996...............................................    50,000
      June 30, 1996................................................    50,000

  If there is a Change-In-Control before June 30, 1996, all payments shall accelerate and become due and payable as of the effective date of the Change-In-Control.

  2. COMPENSATION UPON TERMINATION. If, within 360 days following a Change-In-Control, there is an Involuntary Termination, the Company shall provide to you the following payments and benefits:

    a. Severance Payment. On or before the fifteenth business day following the effective date of an Involuntary Termination, the Company shall pay to you the sum of $350,000.

    b. Management Bonus. Provided that you remain in the employ of the Company through December 31, 1995, the Company will pay your management bonus in accordance with the provisions of the bonus plan and the customary procedures and timing. If there is a Change-In-Control on or before June 30, 1996,


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  and provided that you remain in the employ of the Company to and including the effective date of such Change-In-Control, the Company will pay you a pro rata portion of your bonus for 1996 based on a 1.0 target. Such payment will be made on or before the fifteenth business day following the Change-In-Control.

    c. Medical, Dental and Life Insurance Benefits. The following benefits will be made available to you:

      (1) Medical and dental insurance until age 55 or until coverage is available through the plan of a new employer, whichever is earlier, for you and your eligible dependents. Such insurance will be provided at the same schedule of premiums (payable by you) as active employees of the Company.

      (2) At age 55, you will be eligible for retiree medical insurance as described in the summary plan description. This insurance will be provided to you and your eligible dependents at the same premium schedule (payable by you) in effect for retirees from the Company from time to time.

      (3) You may continue your existing Life Insurance coverage at the same premium schedule (payable by you) as active employees of the Company until the earlier of age 55 or until coverage is available through the plan of a new employer. At age 55, you will be eligible for participation in the Company's retiree life insurance program.

      (4) All other benefits will end on the effective date of an Involuntary Termination.

    d. Retirement. As an employee whose age and service at the effective date of an Involuntary Termination will equal or exceed 65, and who has a minimum of 10 years of service with the Company and/or FMC Corporation ("FMC") you will qualify at age 55 for an improved retirement reduction factor. This "rule of 65" benefit provides a 4% per year reduction factor from age 55 to 65, i.e., a 28% reduction. This compares to the normal 6% reduction factor from age 55 to 65, i.e., a 60% reduction. Neither the payment contemplated by paragraph 1, nor the payments contemplated in paragraph 2 shall be considered creditable earnings for purposes of the calculation of retirement benefits or for any other benefit program participation.

    e. Thrift Plan. Contributions to the FMC Thrift and Stock Purchase Plan (the "Plan") end with the final regular paycheck prior to the earlier of
  (i) a Change-In-Control and (ii) termination of your employment. You are fully vested in your contributions and in the matching contributions made by the Company and/or FMC. You may elect to defer receiving the account balance in accordance with the Plan provisions. Other options such as rollovers to IRA accounts or an acquiring company's 401K plan may also apply. Final determinations about all stock options will be communicated as soon as practicable.

    f. Vacation. Unused earned vacation for 1995 and accrued vacation for 1996 (or 1996 earned or accrued if applicable) will be paid with the final check following any termination of your employment with the Company.

    g. Outplacement Assistance. Professional executive outplacement services will be provided to you at the Company's expense in accordance with the Outplacement Service Agreement between the Company and Enterchange.

    h. Assistance in Sale of Home. The Company will provide marketing assistance should you decide to sell either your home in Reno, Nevada or your home in Modesto, California (but not both) within 12 months of an Involuntary Termination. In addition, the Company will pay all normal selling expenses including realtor fees not to exceed 6%. The total of these expenses shall not exceed $25,000 and will not include moving or storage expense.

    i. Company Automobile. Upon an Involuntary Termination, you will be given the right to purchase the automobile currently being leased for you at the price of its existing lease value as determined by the leasing company.

  3. WITHHOLDING OF TAXES. The Company may withhold from any benefits payable hereunder all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

  4. PRIOR AGREEMENTS. This Plan supersedes and replaces all prior discussions and agreements relating to the subject matter hereof.


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  5. DEFINITIONS. As used in this Plan, the terms and phrases set forth below shall have the following meaning:

    a. "Cause". For purposes of this Plan, you will be considered to have been terminated for "Cause" only if you shall have:

      1. failed or refused to perform your duties and responsibilities to the Company to such an extent as to constitute gross neglect of duty;

      2. been convicted of a felony involving moral turpitude; or

      3. violated in any material way the Business Conduct Guidelines or Code of Ethics of FMC applicable to the Company.

    b. "Change-In-Control". The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
  Act) of 50% or more of either (x) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities").

    c. "Company". Company means FMC Gold Company, a Delaware corporation and any successor corporation.

    d. "Involuntary Termination". An Involuntary Termination shall be deemed to occur if, within 360 days following a Change-In-Control, there is:

      (i) a termination by the Company of your employment with the Company without cause;

      (ii) a reduction in your total compensation (salary and target bonus) from your current annualized total compensation (salary and target bonus); or

      (iii) a mandatory relocation of your principal office to a location outside the Continental United States.

                                          /s/ Michael W. Murray
                                          -------------------------------------
                                          Michael W. Murray
                                          Vice President--Human Resources
                                          for
                                          FMC Corporation